    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                   REGISTRATION NO. 333-66999
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ZAMBA CORPORATION
                        (FORMERLY KNOWN AS RACOTEK, INC.)
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      41-1636021
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         3033 EXCELSIOR BLVD., SUITE 200
                          MINNEAPOLIS, MINNESOTA 55416
                ----------------------------------------------
                    (Address of principal executive offices)

                               -----------------

                                   IAN NEMEROV
                          SECRETARY AND GENERAL COUNSEL
                                ZAMBA CORPORATION
                         3033 EXCELSIOR BLVD., SUITE 200
                          MINNEAPOLIS, MINNESOTA 55416
                                 (952) 832-9800
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

         The 4,957,937 shares of common stock, par value $0.01 per share, (the "Shares"), of Zamba Corporation (the "Company") registered on the Registration Statement on Form S-3 (File No. 333-66999) (the "Registration Statement") were issued as follows: (a) (i) 2,337,992 Shares, (ii) notes with an aggregate principal value of $2,161,674.82 that are convertible into Shares at their current market value, and (iii) warrants to purchase 462,247 Shares at an exercise price of $0.0066623 per Share, issued in connection with the Company's merger with QuickSilver Group, Inc. ("QuickSilver') (the "Merger"), and (b) 1,000,000 shares of Series A Junior Participating Preferred Stock, which are convertible into 1,000,000 Shares, were issued and sold in a private placement. Pursuant to these transactions, the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and use its best efforts to cause the Registration Statement covering the Shares to remain effective until such time as the holders of the Shares may sell the Shares without registration pursuant to Rule 144 under the Securities Act. As of the date hereof, a total of 3,353,536 shares have been sold pursuant to the Registration Statement, and each of the holders may now sell the Shares without registration pursuant to Rule 144 under the Securities Act, subject to compliance with the requirements set forth therein. Accordingly, the Company hereby amends the Registration Statement to deregister 1,604,401 unsold Shares under the Registration Statement. The Company intends to carry forward any excess registration fees it paid in connection with the Registration Statement to be used for future registrations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 16, 2001.


                                    ZAMBA CORPORATION


                                    BY /s/ IAN NEMEROV
                                    -------------------------------
                                      Ian Nemerov
                                      Secretary and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------------------------------------------------------------------------------------------
SIGNATURE                                TITLE                                       DATE
------------------------------------------------------------------------------------------------------------


         *                            President and Chief Executive Officer       February 16, 2001
------------------------------------  and Director (Principal Executive
         Doug Holden                  Officer)



         *                            Chief Financial Officer (Principal          February 16, 2001
------------------------------------  Financial and Accounting Officer)
         Michael H. Carrel


         *                            Director                                    February 16, 2001
------------------------------------------
         Paul D. Edelhertz


         *                            Director                                    February 16, 2001
------------------------------------------
         Joseph B. Costello


         *                            Director                                    February 16, 2001
------------------------------------------
         Dixon R. Doll


         *                            Director                                    February 16, 2001
------------------------------------
         John Olsen


         *                            Director                                    February 16, 2001
------------------------------------------
         Sven A. Wehrwein


*By      /S/ IAN NEMEROV
    ----------------------
         Ian Nemerov
         Attorney-in-fact

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